Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

July 21, 2008	Contact:	Christian E. Rothe
Director, Strategic Planning and Development
(217) 228-8224
GARDNER DENVER, INC. ANNOUNCES AGREEMENT TO ACQUIRE COMPAIR:
Strategic Acquisition Adds Depth to Gardner Denver’s Operations Worldwide
QUINCY, IL (July 21, 2008) — Gardner Denver, Inc. (NYSE:GDI) announced today that it has entered into separate share purchase agreements with the holders of 100 percent of the outstanding shares of CompAir Holdings Limited (“CompAir”), a leading global manufacturer of compressed air and gas solutions. The acquisition places a total enterprise value of the business at £197.5 million (approximately $395 million), to be paid through a combination of cash and the assumption of existing CompAir debt. The transaction is expected to close in the fourth quarter of 2008.
CompAir, headquartered in Redditch, U.K., operates through three business divisions: Industrial, Hydrovane, and Reavell. The Industrial division manufactures an extensive range of products, including oil-injected and oil-free rotary screw compressors, piston compressors, and portable rotary screw compressors. These products are used in oil and gas exploration, mining and construction, power plants, and general industrial applications. The Hydrovane division is a leading manufacturer of rotary vane compressors used in OEM applications such as snow-making and mass transit, and general industrial applications. The third division, Reavell, is a leading manufacturer of high pressure reciprocating compressors producing air at delivery pressures in excess of 400 bar. Reavell’s compressors are used in applications such as compressed natural gas, industrial gases, breathing air, and in naval, marine and defense market segments.
“CompAir is an exciting strategic acquisition for Gardner Denver. The company has a reputation for high-quality, innovative products and best-in-class customer service, which strongly complements Gardner Denver’s existing operations,” said Barry L. Pennypacker, Gardner Denver’s President and Chief Executive Officer. “With more than three-quarters of CompAir’s sales in Europe and Asia, this transaction extends the geographic availability of Gardner Denver’s products and significantly enhances our channels of distribution to serve the global market. By blending the complementary product lines and geographical reach of CompAir and Gardner Denver, the combined business will be well positioned to take advantage of future growth opportunities for its products, services, and people.”

CompAir serves a diversified, global customer base of distributors, OEMs, end users, and engineered system customers with a relationship strategy focused on product innovation and value added designs. The company addresses its global markets through a network of wholly-owned sales offices, local sales and service branches, and a number of independent distributors and agents worldwide. Its primary manufacturing facilities are located in Simmern, Germany; Ipswich and Redditch, U.K.; Ocala, Florida; and Shanghai, China.
CompAir’s audited financial statements for the twelve-month period ended March 31, 2008, which were prepared in accordance with U.K. generally accepted accounting practice, report consolidated operating profit before exceptional items, interest, minority interests, and taxes of £16.1 million on revenues of £265.1 million. Fiscal year 2008 operating profit included non-cash charges for depreciation and amortization of £3.1 million.
“Over the past several years, CompAir has achieved numerous successes in product development and operational improvements, which has provided a solid platform for growth,” said Mr. Pennypacker. “We believe there is more opportunity to grow the profitability of this business post-transaction through lean enterprise techniques, low cost country sourcing, and capturing integration synergies.”
To finance the acquisition, Gardner Denver will use excess available cash and new syndicated credit facilities. The form, terms, and size of the debt financing are subject to prevailing market conditions. The transaction is subject to certain closing conditions, including the receipt of applicable regulatory approvals. The acquisition is not conditioned upon completion of financing.
Cautionary Statement Regarding Forward-Looking Statements
All of the statements in this release, other than historical facts, are forward-looking statements. As a general matter, forward-looking statements are those focused upon anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend,” “plan to,” “will,” “foresee,” “project,” “forecast” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for these forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that forward-looking statements are subject to known and unknown risks, uncertainties and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. These known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those matters expressed in, anticipated by or implied by such forward-looking statements.
These risks, uncertainties, and factors specific to the CompAir acquisition include, but are not limited to: (1) the occurrence of any event, change or other circumstance that would result in the termination or delay of the proposed CompAir acquisition, (2) the inability to complete the proposed acquisition due to the failure of the Company or

CompAir to satisfy any of the conditions to the closing of the acquisition, including the failure to obtain necessary regulatory approvals, (3) the risk that the proposed acquisition could disrupt the plans and operations of the Company, CompAir or both and the potential difficulties of employee retention as a result of the acquisition, and (4) the risk that the Company may not realize the expected financial and other benefits from the proposed acquisition. The foregoing factors should not be construed as exhaustive and should be read together with important information regarding risks and factors that may affect the Company’s future performance set forth in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007, and other public reports filed with the Securities and Exchange Commission.
These statements reflect the current views and assumptions of management with respect to future events. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, even though its situation and circumstances may change in the future. The inclusion of any statement in this release does not constitute an admission by Gardner Denver or any other person that the events or circumstances described in such statement are material.
Gardner Denver will release its second quarter 2008 financial results on Wednesday, July 23, 2008 after the U.S. financial markets have closed. On Thursday, July 24, 2008 at 9:30 a.m. Eastern time, the Company will broadcast a conference call through a live webcast to discuss second quarter earnings and the Company’s acquisition of CompAir Holdings Limited. There will be an accompanying presentation posted to Gardner Denver’s website (www.gardnerdenver.com) prior to the conference call. This free webcast will be available in listen-only mode and can be accessed, for up to ninety days following the call, through the Investor Relations page on the Gardner Denver website or through Thomson StreetEvents at www.earnings.com.
Gardner Denver, Inc., with 2007 revenues of $1.9 billion, is a leading worldwide manufacturer of reciprocating, rotary and vane compressors, liquid ring pumps and blowers for various industrial and transportation applications, pumps used in the petroleum and industrial market segments, and other fluid transfer equipment serving chemical, petroleum, and food industries. Gardner Denver’s news releases are available by visiting the Investor Relations page on the Company’s website (www.gardnerdenver.com).

3